Exhibit 4(a)

THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

KEYCORP

Incorporated under the laws of

the State of Ohio

NUMBER: CUSIP 493267 405	7.750% NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK, SERIES A	SHARES: ($100 LIQUIDATION PREFERENCE)

THIS CERTIFICATE IS TRANSFERRABLE IN CLEVELAND, OH

This is to certify that Cede & Co. as nominee of The Depository Trust Company (DTC) is the registered owner of                  (            ) fully paid and non-assessable shares of 7.750% Non-Cumulative Perpetual Convertible Preferred Stock, Series A, $1.00 par value and a liquidation preference of $100 per share (the “Series A Preferred Stock”), of KeyCorp, an Ohio corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

KEYCORP

By:
[Seal]	Name:
Title:

By:
Name:
Title:

Countersigned and registered:

Computershare Investor Services LLC as Transfer Agent and Registrar

By:
Authorized Officer

(REVERSE OF CERTIFICATE)

KEYCORP

The Corporation will furnish without charge, within 5 days after receipt of written request therefor, to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

Each holder shall have the right, at such holder’s option, at any time, to convert all or any portion of such holder’s Series A Preferred Stock into common shares, $1.00 par value per share, of the Corporation (“Common Shares”), as provided in the Certificate of Amendment designating the terms, rights and preferences of the Series A Preferred Stock (the “Certificate of Amendment”). On or after June 15, 2013, the Corporation may, at its option, at any time or from time to time, cause some or all of the Series A Preferred Stock to be converted into Common Shares, subject to certain conditions as provided in the Certificate of Amendment. The preceding description is qualified in its entirety by reference to the Articles of Incorporation (and all amendments thereto) and the Code of Regulations of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT	–		Custodian
		(Cust)		(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

                                     shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.